UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2014, Omni Bio Pharmaceutical, Inc. (the “Company”) entered into a Loan and Warrant Purchase Agreement (the “Loan Agreement”) with Bohemian Investments, LLC (“Bohemian”), an affiliate of BOCO Investments, LLC (“BOCO”), a significant shareholder and affiliate of the Company. Pursuant to the Loan Agreement, the Company may borrow up to $2,000,000 from Bohemian from time to time (the “Loan”).

The Loan matures and becomes due on April 24, 2015. The Loan bears interest at a rate of 12% per annum, and all accrued interest shall be due on the maturity date.  The Company may prepay the Note, in whole or in part, at any time upon 10 days’ written notice.  At any time at the discretion of Bohemian prior to the maturity of the Loan, the outstanding principle and accrued interest on the Loan is convertible into shares of the Company’s common stock at a price of the lesser of (i) $0.20 per share or (ii) in the event of a follow-on public offering of the Company common stock effected in conjunction with the “up-listing” of the Company’s common stock to the NASDAQ Capital Market or the NYSE MKT exchange, 65% of the price per share of common stock offered to the public in the offering. The Loan is secured by substantially all of the assets of the Company. The Loan Agreement also contains customary representations, warranties and covenants.

As additional consideration for the Loan, the Company issued (i) to Bohemian a warrant to purchase 1,000,000 shares of the Company’s common stock (the “Bohemian Warrant”), which is exercisable at $0.25 per share and expires on April 15, 2019 and (ii) to BOCO a warrant to purchase 3,000,000 shares of the Company’s common stock (the “BOCO Warrant”), which is exercisable at $0.01 per share and expires on April 15, 2015. In addition, all warrants currently held by BOCO were amended to extend the expiration date to December 31, 2019 and to reset the exercise price on such warrants to $0.25 per share.

The foregoing descriptions of the Loan Agreement, the Bohemian Warrant and the BOCO Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Loan Agreement, the Bohemian Warrant and the BOCO Warrant, as applicable, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.  The Loan, the Bohemian Warrant and the BOCO Warrant are being issued in a private placement exempt from registration pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and constitute “restricted securities” under Rule 144 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Warrant Purchase Agreement, dated April 24, 2013, between Bohemian Investments, LLC and Omni Bio Pharmaceutical, Inc..

10.2	Warrant dated April 23, 2014 issued to Bohemian Investments, LLC.

10.3	Warrant dated April 23, 2014 issued to BOCO Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: April 25, 2014

	By:	/s/ Bruce Schneider
Bruce Schneider
Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Loan and Warrant Purchase Agreement, dated April 24, 2013, between Bohemian Investments, LLC and Omni Bio Pharmaceutical, Inc..

10.2	Warrant dated April 23, 2014 issued to Bohemian Investments, LLC.

10.3	Warrant dated April 23, 2014 issued to BOCO Investments, LLC.